Exhibit 15.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-200633) of Xunlei Limited of our report dated March 21, 2014, except for the effects of discontinued operations discussed in Note 3 to the consolidated financial statements, as to which the date is April 21, 2016, relating to the consolidated financial statements, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers

PricewaterhouseCoopers

Hong Kong

April 21, 2016